Consent of Independent Accountants


To the Trustees of Scudder Portfolio Trust:

We consent to the inclusion in Post-Effective Amendment No. 76 to the Registration Statement of Scudder Portfolio Trust on Form N-1A, of our report dated August 28, 1998 on our audit of the Statement of Assets and Liabilities of Scudder Corporate Bond Fund as of August 26, 1998, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption, "Experts."






August 28, 1998                               /s/PricewaterhouseCoopers LLP